Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-167860 and 333-232256 on Form F-3 of our reports dated February 28, 2020 relating to the financial statements of Brookfield Infrastructure Partners L.P. (the "Partnership") and the effectiveness of the Partnership's internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
February 28, 2020